                        LOCATION AND OCCUPANCY AGREEMENT

     This Agreement made and entered into as of this 31st day of December, 1985, by and between SIERRA PACIFIC POWER COMPANY, a Nevada corporation ("LESSOR")
and FAR WEST HYDROELECTRIC FUND, LTD., a Utah limited partnership ("Lessee").

     The parties agree upon the following facts:

     (1) On November 18, 1983, Lessor and Geothermal Development Associates
("GDA") entered into a Geothermal Resources Lease (the "Lease") of certain property located in Washoe County, Nevada.

     (2) On or about December 31, 1985, GDA assigned its leasehold interest under the Lease to Ormat Systems Inc.; Ormat Systems Inc. further assigned the
Lease to Bonneville Pacific Corporation; Bonneville Pacific Corporation further assigned the Lease to Far West Capital, Inc.; and Far West Capital, Inc. further assigned the Lease to Lessee, all by instruments of record and with Lessor's consent.

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     (3) Paragraph 1(b) of the Lease specified that the specific locations of
Lessee's facilities and the terms of occupancy of such locations would be the subject of a separate agreement between the parties.

     (4) Lessor and Lessee now wish to enter into the agreement required under paragraph 1 (b) of the Lease. In consideration of the mutual covenants and conditions set forth herein and in the Lease, the parties hereto agree as follows:

          1. Location of Facilities. Lessee has installed and/or constructed the facilities and equipment as shown on Ormat System pre-built plans C-l, C-2,
P-7, G-l, and P-12 (the "Ormat Plans"). Lessor approved said plans as to the location and installation/construction methods used by Lessee as they may impact upon Lessor's facilities and property. Plans for any modifications or changes to said existing facilities, or additions thereto, shall be submitted to Lessor for its advance written approval prior to commencement of any relevant site work, placement, or construction of such modifications, changes, or additions. No work shall begin until Lessor issues its approval, which approval shall not be unreasonably withheld. Lessor agrees to use its best efforts to review all plans for modifications or additions to the existing facilities and equipment as soon as practicable after receipt thereof. Said plans shall be reviewed within thirty
(30) days of Lessor's receipt of the same, and all

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objections thereto must be submitted in writing to Lessee within said thirty
(30) day period.

          2. As Built Drawings. Within ninety (90) days after completion of placement, installation and/or construction of any facilities other than those included in the Ormat Plans, Lessee shall provide Lessor with "as-built"
drawings, showing the precise location of all of said facilities. Any deviation from the Ormat Plans originally submitted to and approved by Lessor shall be noted on the appropriate "as-built" drawings. Such "as-built" drawings shall be subject to Lessor's review and approval, which approval shall not be unreasonably withheld. Lessor agrees to use its best efforts to review the drawings as soon as practicable after receipt thereof.

          3. Protection of Lessor's Facilities. Lessee recognizes that Lessor owns and operates electrical facilities on and adjacent to the leased property, and that Lessor may at any time make additions to such facilities, or construct new facilities on or near the leased property. Lessee understands and agrees that Lessee, its officers, agents, and employees will be informed that all of
Lessor's electrical lines must be regarded as being energized at all times, and will assume the risks related to working near such energized lines. Lessee further agrees that it will not locate or use facilities or equipment, or allow the use or location of facilities or equipment,

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within such proximity to the conductors on Lessor's power lines as to violate the safe working clearances prescribed by the then-current National Electric
Safety Code. Further, Lessee agrees that it will not make use or permit the use of Lessor's property in any way which interferes with the safe construction, operation, or maintenance of Lessor's existing or future facilities.

          4. Waste or Debris. No waste or debris of any kind resulting from
Lessee's project shall be stored, buried, or disposed of on the leased property, with the exception of reinjection of spent geothermal fluid. In the event any such waste or debris are present on the property for a period exceeding thirty
(30) working days after written notice, Lessor shall have the right to dispose of said waste and debris at Lessee's expense.

          5. Agreement for Performance and Removal of Facilities. Under
paragraphs 5 and 8 of the Lease, Lessee is under a duty to perform certain reclamation activities on the leased property under certain circumstances outlined in said paragraphs. Lessee hereby reaffirms its covenants under paragraphs 5 and 8 of the Lease, the performance of which has further been heretofore guaranteed by Bonneville Pacific Corporation by that certain
Continuing Guaranty of Performance executed in favor of

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Lessor on the 28th day of March, 1986, attached hereto and incorporated herein by reference as Exhibit A.

          6. Assignment. Lessee shall not voluntarily assign or transfer this
Agreement without the prior written consent of Lessor. Such consent shall not be unreasonably withheld. Any assignment or transfer made without such consent shall be void.

          7. Successor In Interest. This Agreement shall be binding and inure to the benefit of the Parties hereto, and on their heirs, successors in interest, and permitted assigns.

          8. Access. Repair and maintenance of the existing access road to the leased property from the Mount Rose Highway shall be the sole responsibility of
Lessee; provided, however, that if Lessor uses said road for access to Lessor's facilities, Lessor agrees to pay a pro rata share of all repair and maintenance costs relating to said road based upon its proportionate use thereof if Lessor determines that such repair and maintenance is necessary for the continued
access to Lessor's facilities.

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          9. Incorporation of Terms. Except as modified, clarified, or added to herein, the terms and conditions of the Lease remain fully binding and enforceable upon and against the parties hereto, and are incorporated herein by this reference.

          IN WITNESS WHEREOF, the parties above executed these presents as of the day and year first written.

                                        FAR WEST HYDROELECTRIC FUND, LTD.,
                                        a Utah limited partnership

                                        By: FAR WEST CAPITAL, INC.,
                                            a Utah corporation
                                            Its General Partner

                                        By /s/ Illegible
                                           -------------------------------------
                                           Its Vice President

                                        SIERRA PACIFIC POWER COMPANY,
                                        a Nevada corporation

                                        By /s/ Jack L. Byrom
                                           -------------------------------------
                                           Its VICE PRESIDENT

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                                                                       Exhibit A

                       CONTINUING GUARANTY OF PERFORMANCE

          FOR VALUE RECEIVED, and for the purpose of obtaining the consent of
SIERRA PACIFIC POWER COMPANY to the assignment of the Lessee's interest under that certain Geothermal Resources Lease (the "Lease") dated November 18, 1983, by Geothermal Development Associates to Ormat Systems Inc.; and the subsequent assignment of said Lessee's interest by Ormat Systems Inc. to Bonneville Pacific
Corporation; and the subsequent assignment of said Lessee's interest by
Bonneville Pacific Corporation to Far West Capital, Inc.; and the subsequent assignment of said Lessee's interest, by Far West Capital, Inc. to Far West
Hydroelectric Fund, Ltd., BONNEVILLE PACIFIC CORPORATION, a Utah corporation, hereby guarantees the performance by Far West Hydroelectric Fund, Ltd., a Utah limited partnership and present Lessee (by assignment) under the Lease, of said
Lessee's obligations under paragraphs 5 and 8 of the Lease relating to certain reclamation measures required to be taken at the end of the Lease term or upon early termination of the Lease, all as set forth in the Lease.

          This Guaranty shall remain in full force and effect throughout the term of the Lease and thereafter until all of the reclamation requirements of
Far West Hydroelectric Fund, Ltd. under paragraphs 5 and 8 of the Lease have been satisfied. All enforcement procedures and remedies outlined in the

Lease relating to a breach or default by Far West Hydroelectric Fund, Ltd. of the provisions of said paragraphs 5 and 8 of the Lease shall be equally applicable to and binding Bonneville Pacific Corporation pursuant to this
Guaranty.

          This Guaranty is rendered solely for the benefit of Sierra Pacific
Power Company and guarantees solely the performance of Far West Hydroelectric
Fund, Ltd. This Guaranty shall not continue in force or effect with respect to the performance of any assignee of Far West Hydroelectric Fund, Ltd. under the
Lease, provided such assignment has been consented to in writing or by passage of time by Sierra Pacific as provided in the Lease or is otherwise determined to be enforceable and binding. This Guaranty shall automatically terminate upon the full satisfaction of the reclamation requirements of paragraphs 5 and 8 of the
Lease. Upon such satisfaction by Bonneville Pacific Corporation, Sierra Pacific
Power Company shall assign to Bonneville Pacific Corporation all of the rights and remedies which Sierra Pacific Power Company may have against Far West
Hydroelectric Fund, Ltd. as a result of said Company's default under the Lease.

          IN WITNESS WHEREOF, Bonneville Pacific Corporation has caused this
Guaranty to be executed by its duly authorized officer this 28th day of March,
1986.

                                        BONNEVILLE PACIFIC CORPORATION

                                        By /s/ Raymond L. Hixson
                                           -------------------------------------
                                           RAYMOND L. HIXSON
                                           President

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STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

     On the 28th day of March, 1986, personally appeared before me Raymond L.
Hixson, who, being by me duly sworn, did say that he is the President of
Bonneville Pacific Corporation, that said instrument was signed in behalf of said corporation by authority of its by-laws or a resolution of its board of directors, and said Raymond L. Hixson acknowledged to me that said corporation executed the same.

                                        /s/ Illegible
                                        ----------------------------------------
                                        NOTARY PUBLIC
                                        Residing at: Centerville, Utah

[SEAL OF NOTARY PUBLIC ______________ STATE OF UTAH]

By Commission Expires:

August 20, ____

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